As filed with the Securities and Exchange Commission on December 3, 2012
Registration No. 333- 176355

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZYTO CORP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5534033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

387 South 520 West, Suite 200
Lindon, UT
 84042
 (Address of Principal Executive Offices) (Zip Code)

2011 STOCK INCENTIVE PLAN
(Full Title of the Plan)

KAMI J. HOWARD
President, Chief Operating Officer
ZYTO CORP
387 South 520 West, Suite 200
Lindon, UT
 84042
 (801) 224-7199
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

C. Parkinson Lloyd
Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, UT 84111
Telephone: (801) 415-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                                                                Accelerated filer ☐
Non-accelerated filer   ☐                                                                                                Smaller Reporting Company ☑

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (Registration No. 333- 176355) filed by ZYTO Corp (the “Registrant”) on August 17, 2011 (the “Registration Statement”) to register 5,000,000 shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), for issuance under the Registrant’s 2011 Stock Incentive Plan.

The Board of Directors of the Registrant has terminated the 2011 Stock Incentive Plan.  As such, no further issuances of shares or options will be made pursuant to the plan.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, removes from registration any and all Common Stock registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, Utah, on December 3, 2012.

ZYTO CORP

/s/ Kami J. Howard
Kami J. Howard
President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Vaughn R Cook Vaughn R Cook	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	December 3, 2012
/s/ Kami J. Howard Kami J. Howard	President and Chief Operating Officer, Director (Principal Financial Officer)	December 3, 2012
/s/ Gene V. Nielsen Gene V. Nielsen	Director	December 3, 2012
/s/ Sherman Hawkes Sherman Hawkes	Director	December 3, 2012
/s/ Hammad M. Shah Hammad M. Shah	Director	December 3, 2012
/s/ Matthew Devries Matthew Devries	Director	December 3, 2012
/s/ Adam Ford Adam Ford	Director	December 3, 2012

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